Exhibit 10.59

AMENDMENT NO. 05 TO IRIDIUM NEXT SUPPORT SERVICES AGREEMENT

IS-10-019 BETWEEN IRIDIUM SATELLITE LLC AND THE BOEING COMPANY

This Amendment No. 05 (the “Amendment”) is issued to the Iridium NEXT Support Services Agreement IS-10-019, dated May 28, 2010 (the “Agreement”) between Iridium Satellite LLC, a Delaware limited liability company (“Iridium”) and The Boeing Company, a Delaware corporation (“Seller”). This Amendment is dated and effective as of January 1, 2015 (“Effective Date”). Iridium and Seller may be individually referred to as a “Party” and collectively referred to as “Parties”. Capitalized terms used but not defined in this Amendment are used as they are defined in the Agreement.

WHEREAS, the Parties wish to revise Article 10 of the Agreement to support a hybrid operations and maintenance mode of both Block 1 and NEXT Space Segments.

NOW THEREFORE, the Parties hereby agree to amend the Agreement as of the Effective Date as follows:

1.	Articles 10.1, 10.3, and 10.4 are hereby modified in their entirety to read as follows:

10.1 Indemnification of Iridium by Seller. Seller shall indemnify, defend and hold harmless Iridium, which is defined for the purposes of this Article 10.1 to include its divisions, subsidiaries, Affiliates, subcontractors, assignees of each, and their respective directors, officers, employees and agents, from and against any and all Claims for injury to or death of any person or loss of or damage to any property of any kind of a third party that occurs on the ground, together with all costs and expenses (including attorneys’ fees incident thereto or incident to successfully establishing the right to indemnity), to the extent such injury, death, loss or damage arises out of the gross negligence or willful misconduct of Seller and, in the case of injury to or death of any person or loss of or damage to any property of any kind of a third party [***], to the extent such injury, death, loss or damage arises out of the negligence, gross negligence or willful misconduct of Seller; provided, however, that in no event shall Seller be obligated to indemnify, defend or hold harmless Iridium from any and all Claims for injury to or death of any person or loss of or damage to any property of any kind of a third party that [***]. Seller’s obligations under this indemnity will survive the expiration, termination, completion or cancellation of this Agreement with respect to any Claim arising before such time.

10.3 Indemnification of Seller by Iridium. Iridium shall indemnify, defend, and hold harmless Seller, which is defined for the purposes of this Article 10.3 to include its divisions, subsidiaries, and Affiliates, subcontractors, the assignees of each, and their respective directors, officers and employees, from and against any and all Claims in excess of the insurance required under Article 10.5, or in the event the insurance is not procured or maintained, does not respond, is not collectible, or is not recoverable for any reason (other than the default of Seller), for: (a) injury to or death of any person, and for loss of, or damage to any property of any kind of a third party; or (b) [***], both (a) and (b) to the extent resulting from or in any way relating to the performance of Seller under this Agreement, [***], whether or not such injury, death, loss, damage or Claim is due to the negligence of Seller, together with all costs and expenses (including attorneys’ fees incident thereto or incident to successfully establishing the right to indemnity), but excluding injury, death, loss, damage or Claim caused by the gross negligence or willful misconduct of Seller and excluding injury to or death of any person or loss of or damage to any property of any kind of a third party that occurs in the Serviced Facilities to the extent such injury, death, loss or damage arises out of the negligence, gross negligence or willful misconduct of Seller. Iridium’s obligations under this indemnity will survive the expiration, termination or completion or cancellation of this Agreement with respect to any Claims arising before such time.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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10.4 Risk of Loss. As between the Parties, Iridium or its Affiliates shall retain all risk of loss, and loss of use, of NEXT or Block 1, or any individual NEXT or Block 1 satellite, except in the event of Seller’s gross negligence or willful misconduct in which event Seller’s maximum liability to Iridium (including its Affiliates, subcontractors, agents and representatives) is limited to no more than four hundred million United States dollars (US$400,000,000) in the aggregate (the “NEXT Cap”); provided, however, that solely with respect to any liability for risk of loss or loss of use of Block 1 or any individual Block 1 satellites, such liability is limited, at the time of any payment with respect to Block 1 or any Block 1 satellites, to no more than the “Block 1 Cap” (as defined below) less the aggregate amount previously paid by Seller under the NEXT Cap. For purposes hereof, “Block 1 Cap” means the sum of the total consideration paid by Iridium to Seller for authorized work under the Block 1 O&M Contract and the “Original Contract” (as defined in the Block 1 O&M Contract). In the event of any payment by Seller for loss, or loss of use, of both NEXT and Block 1, or any individual NEXT or Block 1 satellite, that cannot readily be allocated between NEXT and Block 1, such payment shall be allocated to the NEXT Cap and the Block 1 Cap based on the proportion that NEXT satellites in active commercial use (excluding NEXT satellites maintained on-orbit as a spare), and Block 1 satellites in active commercial use (excluding Block 1 satellites maintained on-orbit as a spare), as the case may be, bear to the total number of NEXT and Block 1 satellites then in active commercial use (excluding NEXT and Block 1 satellites maintained on-orbit as a spare). Further, Iridium hereby releases and relieves Seller, which is defined for the purposes of this Article 10.4 to include its divisions, subsidiaries, and Affiliates, subcontractors, the assignees of each, and their respective directors, officers and employees, and waives any claim of recovery, including claims by Iridium for loss of, loss of use of, or damage to NEXT or Block 1 or any individual NEXT or Block 1 satellite, whether or not such loss or damage is due to the negligence of Seller but not in the event of the gross negligence or willful misconduct of Seller. Seller assumes the risk of loss for any direct damage to or loss of the property of Iridium or its Affiliates other than the NEXT Space Segment or the Block 1 Space Segment or any individual NEXT or Block 1 satellite in each case to the extent arising out of Seller’s gross negligence or willful misconduct. If Iridium insures against loss of or damage to the NEXT or Block 1, or any individual NEXT or Block 1 satellites, Iridium shall cause the insurers to waive all rights of subrogation against Seller to the maximum extent such waiver is available in the commercial insurance market for the class of insurance procured. If such a waiver, consistent with prevailing insurance practices at the time, is available only at an additional premium which is specifically attributable to obtaining a waiver of all rights of subrogation against Seller, then Seller, at its option, may either pay the additional premium, at no cost to Iridium, or waive and release Iridium from its obligation to obtain waiver of all rights of subrogation. If a waiver is not available at all, then the requirement will no longer apply, and the parties shall negotiate in good faith a mutually acceptable alternative, provided that during negotiations each party shall continue to perform its respective obligations under this Agreement. If the parties are unable to negotiate a mutually acceptable alternative, Seller agrees to transition the Task-Ordered O & M Services under this Agreement to Iridium, including support of the transfer of personnel, consistent with applicable law, and sale of assets, equipment, and software, if any, owned by Seller, at book value.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.	Article 10.5 is hereby modified in its entirety to read as follows:

10.5 Insurance Provided by Iridium. (a) In the event Iridium obtains in-orbit third party liability insurance relating to NEXT , such insurance shall name Seller, its divisions, subsidiaries, Affiliates, subcontractors and their respective directors, officers, employees and agents, as additional insureds. Iridium shall cause the insurers who provide in-orbit third party liability insurance for the NEXT Space Segment to waive all rights of subrogation against Seller, its divisions, subsidiaries, Affiliates, subcontractors and their respective directors, officers, employees and agents, to the maximum extent such waiver is available in the commercial insurance market for the class of insurance procured, but to the extent a waiver is not available, this requirement shall no longer apply. Such insurance, if any, shall also provide that the insurers shall give [***] days notice to Seller prior to the effective date of cancellation of such insurance. Iridium shall provide Seller with a copy of such in-orbit third party liability insurance policy. Seller shall be responsible and liable to Iridium for any increase in premium for such in-orbit third party liability insurance resulting from Seller’s gross negligence or willful misconduct.

(b) Iridium shall procure and maintain during the performance of this Agreement, solely applicable to to Block 1 satellites being operated and maintained under this Agreement pursuant to authorized Task Orders, and at Iridium’s sole cost and expense, a satellite third party in-orbit liability insurance policy (the “Block 1 In-Orbit Insurance Policy”) in such form as is reasonably satisfactory to Seller. The Block 1 In-Orbit Insurance Policy shall name Seller, its contractors and subcontractors as additional insureds and Iridium shall provide Seller with certificates of Insurance annually showing that Seller is named as an “additional insured” under such policy.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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This Amendment supersedes all prior understandings, commitments, and representations with respect to the subject matter hereof. This Amendment may not be amended, modified, or terminated, other than as specifically provided herein, and none of its provisions may be waived, except by writing signed by an authorized representative of both Parties. No provision of the Agreement or Task Order is amended or otherwise affected, except as is provided above in this Amendment.

IRIDIUM SATELLITE LLC		THE BOEING COMPANY

By:	/s/ Scott Smith	By:	/s/ Daneen Scott

Name:	Scott Smith	Name:	Daneen Scott
Title:	Chief Operating Officer	Title:	Senior Contract Administrator
Date:	12/19/2014	Date:	12/19/2014

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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